                                                                  Exhibit 99 (a)

                                                                  EXECUTION COPY

================================================================================

                                 $2,825,000,000

                                     5-YEAR

                           THIRD AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      among

                               DELPHI CORPORATION,

                                  as Borrower,

              The Several Lenders from Time to Time Parties Hereto,

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                            Dated as of June 14, 2005

================================================================================

                               CITICORP USA, INC.,
                              as Syndication Agent

          CREDIT SUISSE FIRST BOSTON, DEUTSCHE BANK AG, NEW YORK BRANCH
                               and HSBC BANK USA,
              as Co-Documentation Agents for the Revolving Facility

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                  as Documentation Agent for the Term Facility

           J.P. MORGAN SECURITIES INC., CITIGROUP GLOBAL MARKETS INC., as Joint Bookrunners for the Revolving Facility

           J.P. MORGAN SECURITIES INC., CITIGROUP GLOBAL MARKETS INC.,
                       and DEUTSCHE BANK SECURITIES INC.,
                   as Joint Bookrunners for the Term Facility

         J.P. MORGAN SECURITIES INC. and CITIGROUP GLOBAL MARKETS INC.,
                             as Joint Lead Arrangers


                                TABLE OF CONTENTS

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SECTION 1.        DEFINITIONS                                                                       1

      1.1     Defined Terms.........................................................                1
      1.2     Other Definitional Provisions.........................................               21

SECTION 2.        AMOUNT AND TERMS OF COMMITMENTS                                                  21

      2.1     Term Commitments......................................................               21
      2.2     Procedure for Term Loan Borrowing.....................................               22
      2.3     Repayment of Term Loans...............................................               22
      2.4     Revolving Commitments.................................................               23
      2.5     Procedure for Revolving Loan Borrowing................................               23
      2.6     Swingline Commitment..................................................               23
      2.7     Procedure for Swingline Borrowing; Refunding of Swingline Loans.......               24
      2.8     Commitment Fees, etc. ................................................               25
      2.9     Termination or Reduction of Revolving Commitments.....................               26
      2.10    Optional Prepayments..................................................               26
      2.11    Mandatory Prepayments.................................................               26
      2.12    Conversion and Continuation Options...................................               28
      2.13    Limitations on Eurodollar Tranches....................................               28
      2.14    Interest Rates and Payment Dates......................................               29
      2.15    Computation of Interest and Fees......................................               29
      2.16    Inability to Determine Interest Rate..................................               29
      2.17    Pro Rata Treatment and Payments.......................................               30
      2.18    Requirements of Law...................................................               31
      2.19    Taxes.................................................................               32
      2.20    Indemnity.............................................................               34
      2.21    Change of Lending Office..............................................               34
      2.22    Replacement of Lenders................................................               35
      2.23    Foreign Revolving Facility............................................               35
      2.24    Certain Provisions relating to Revolving Facility.....................               36

SECTION 3.        LETTERS OF CREDIT                                                                36

      3.1     L/C Commitment........................................................               36
      3.2     Procedure for Issuance of Letter of Credit............................               37
      3.3     Fees and Other Charges................................................               37
      3.4     L/C Participations....................................................               37
      3.5     Reimbursement Obligation of the Borrower..............................               38
      3.6     Obligations Absolute..................................................               39
      3.7     Letter of Credit Payments.............................................               39
      3.8     Applications..........................................................               39

SECTION 4.        REPRESENTATIONS AND WARRANTIES                                                   39

      4.1     Financial Condition...................................................               39
      4.2     No Change.............................................................               40
      4.3     Existence; Compliance with Law........................................               40
      4.4     Power; Authorization; Enforceable Obligations.........................               40
      4.5     No Legal Bar..........................................................               40
      4.6     Litigation............................................................               41
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      4.7     No Default............................................................               41
      4.8     Ownership of Property; Liens..........................................               41
      4.9     Intellectual Property.................................................               41
      4.10    Taxes.................................................................               41
      4.11    Federal Regulations...................................................               41
      4.12    Labor Matters.........................................................               41
      4.13    ERISA.................................................................               42
      4.14    Investment Company Act; Other Regulations.............................               42
      4.15    Subsidiaries..........................................................               42
      4.16    Use of Proceeds.......................................................               42
      4.17    Environmental Matters.................................................               42
      4.18    Accuracy of Information, etc..........................................               43
      4.19    Security Documents....................................................               43
      4.20    Solvency..............................................................               44

SECTION 5.        CONDITIONS PRECEDENT                                                             44

      5.1     Conditions to Initial Extension of Credit.............................               44
      5.2     Conditions to Each Extension of Credit................................               46
      5.3     Conditions Subsequent.................................................               46

SECTION 6.        AFFIRMATIVE COVENANTS                                                            46

      6.1     Financial Statements..................................................               46
      6.2     Certificates; Other Information.......................................               47
      6.3     Payment of Obligations................................................               48
      6.4     Maintenance of Existence; Compliance..................................               48
      6.5     Maintenance of Property; Insurance....................................               48
      6.6     Inspection of Property; Books and Records; Discussions................               49
      6.7     Notices...............................................................               49
      6.8     Environmental Laws....................................................               49
      6.9     Additional Collateral, etc............................................               50

SECTION 7.        NEGATIVE COVENANTS                                                               51

      7.1     Financial Condition Covenants.........................................               51
      7.2     Indebtedness..........................................................               52
      7.3     Liens.................................................................               53
      7.4     Fundamental Changes...................................................               55
      7.5     Disposition of Property...............................................               56
      7.6     Restricted Payments...................................................               57
      7.7     Capital Expenditures..................................................               57
      7.8     Investments...........................................................               57
      7.9     Restrictions Relating to Existing Indentures..........................               59
      7.10    Transactions with Affiliates..........................................               59
      7.11    Sales and Leasebacks..................................................               59
      7.12    Swap Agreements.......................................................               59
      7.13    Changes in Fiscal Periods.............................................               59
      7.14    Negative Pledge Clauses...............................................               59
      7.15    Clauses Restricting Subsidiary Distributions..........................               60

SECTION 8.        EVENTS OF DEFAULT                                                                60

SECTION 9.        THE ADMINISTRATIVE AGENT                                                         63
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             9.1     Appointment...........................................................       63
             9.2     Delegation of Duties..................................................       63
             9.3     Exculpatory Provisions................................................       63
             9.4     Reliance by Administrative Agent......................................       64
             9.5     Notice of Default.....................................................       64
             9.6     Non-Reliance on Administrative Agent and Other Lenders................       64
             9.7     Indemnification.......................................................       65
             9.8     The Administrative Agent in Its Individual Capacity...................       65
             9.9     Successor Administrative Agent........................................       65
             9.10    Syndication Agent.....................................................       66

SECTION 10.       MISCELLANEOUS                                                                   66

             10.1    Amendments and Waivers................................................       66
             10.2    Additional Amendment Provisions.......................................       67
             10.3    Notices...............................................................       67
             10.4    No Waiver; Cumulative Remedies........................................       68
             10.5    Survival of Representations and Warranties............................       68
             10.6    Payment of Expenses and Taxes.........................................       68
             10.7    Successors and Assigns; Participations and Assignments................       69
             10.8    Adjustments; Set-off..................................................       72
             10.9    Counterparts..........................................................       72
             10.10   Severability..........................................................       73
             10.11   Integration...........................................................       73
             10.12   GOVERNING LAW.........................................................       73
             10.13   Submission To Jurisdiction; Waivers...................................       73
             10.14   Acknowledgements......................................................       73
             10.15   Releases of Guarantees and Liens......................................       74
             10.16   Confidentiality.......................................................       74
             10.17   WAIVERS OF JURY TRIAL.................................................       75
             10.18   USA PATRIOT ACT.......................................................       75
             10.19   Administrative Agent's Discretion in Dealing with Collateral..........       75

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SCHEDULES:

1.1A    Commitments
1.1B    Mortgaged Property and Mortgage Filing Jurisdictions
1.1C    Subsidiary Guarantors
4.4     Consents, Authorizations, Filings and Notices
4.15    Subsidiaries
4.19(a) UCC Filing Jurisdictions
4.19(b) Real Property
5.3 Conditions Subsequent With Respect to Mortgaged Properties 7.2(d) Existing Indebtedness
7.3(j)  Existing Liens
7.5(k)  Permitted Dispositions
7.8(j)  Permitted Investments

EXHIBITS:

A       Form of Guarantee and Collateral Agreement
B       Form of Compliance Certificate
C       Form of Closing Certificate
D       Form of Mortgage
E       Form of Assignment and Assumption
F-1     Form of Legal Opinion of Shearman & Sterling LLP
F-2     Form of Legal Opinion of General Counsel to the Borrower
G       Form of Prepayment Option Notice
H       Form of Exemption Certificate
I       [Intentionally Omitted]
J       Form of Borrowing Base Certificate

            THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of June 14, 2005, (amending and restating the Second Amended and Restated Competitive Advance and Revolving Credit Facility dated as of June 18, 2004, which in turn amended and restated the Amended and Restated Competitive Advance and Revolving Credit Facility dated as of June 23, 2000, which in turn amended and restated the Competitive Advance and Revolving Credit Facility dated as of January 4, 1999), among DELPHI CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), and JPMORGAN CHASE BANK, N.A., as administrative agent.

            The parties hereto hereby agree as follows:

                        SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

            "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus
1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the average of the rates of interest per annum publicly announced from time to time by each Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by any Reference Lender in connection with extensions of credit to debtors); provided that, in the case of Swingline Loans of any Swingline Lender, the Prime Rate shall be determined based upon the rate of interest publicly announced from time to time by such Swingline Lender as its prime rate in effect at its principal office in New York City. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

            "Administrative Agent": JPMorgan Chase Bank, N.A., together with its affiliates, as an arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

            "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

            "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

            "Aggregate Extensions of Credit": at any time, the sum of the aggregate principal amount of outstanding Term Loans and the Total Revolving Extensions of Credit.

            "Agreement": as defined in the preamble hereto.

            "Applicable Margin": (a) with respect to Term Loans, a rate per annum equal to (i) 6.50%, in the case of Eurodollar Loans and (ii) 5.50%, in the case of ABR Loans and (b) with respect to Revolving Loans and Swingline Loans, the rate per annum as determined pursuant to the Pricing Grid.

            "Application": an application, in such form as the applicable Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

            "Approved Fund": as defined in Section 10.7(b).

            "Arrangers": J.P. Morgan Securities Inc. and Citigroup Global Markets Inc.

            "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c), (f), (g), (i), (j) or (k) of Section 7.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

            "Assignee": as defined in Section 10.7(b).

            "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit E.

            "Automotive Holdings Group": a division within Delphi Automotive Systems LLC comprised of select product lines and plant sites that do not meet Borrower's targets for net income or other financial metrics, with such additions and deletions to product lines and plant sites as the Borrower may from time to time determine (in a manner consistent with the criteria used on the date hereof to include product lines and plant sites in such division) and as such divisional name may be changed from time to time.

            "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

            "Battery Sale": the sale by the Borrower of its battery business to Johnson Controls Inc.

            "Benefitted Lender": as defined in Section 10.8(a).

            "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Borrower": as defined in the preamble hereto.

            "Borrowing Base": as of the last day of each month, the sum of (a) 85% of accounts receivable (excluding accounts receivable which have been sold into any Permitted Receivables Financing) of the Borrower and its Domestic Subsidiaries, (b) 60% of inventory (including raw materials, work in progress and finished goods) located in the United States of the Borrower and its Domestic Subsidiaries, together with inventory owned by the Borrower and its Domestic Subsidiaries which is consigned to Mexican Subsidiaries of the Borrower, provided that the rights of the Borrower and its Domestic Subsidiaries under the agreements pursuant to which such inventory is consigned shall be subject to a first priority security interest in favor of the Administrative Agent for the benefit of the Lenders and (c) at all times, $750,000,000 with respect to plants, property and equipment located in the United States of the Borrower and its Domestic Subsidiaries, such aggregate amount to be evidenced by the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.2(e).

            "Borrowing Base Certificate": a certificate, signed by a Responsible Officer of the Borrower, in the form of Exhibit J or such other form as is acceptable to the Administrative Agent in its sole discretion.

            "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

            "Business": as defined in Section 4.17(b).

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

            "Capital Expenditures": for any period, with respect to any Person, the aggregate of all cash expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) or other tangible or intangible assets that are or should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries; provided, that "Capital Expenditures" shall not include (x) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or
(ii) with awards of compensation arising from the taking or the threat of taking by eminent domain or condemnation of the assets being replaced or (y) the purchase of plant, property and equipment made within twelve months of the date of any Asset Sale to the extent purchased with the proceeds of such sale.

            "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

            "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bank notes having maturities of 270 days or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; or (i) in the case of any Foreign Subsidiary, (x) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized or is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), or (y) investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, with references in clauses (a), (b) and (d) above to the "United States" being understood to mean the sovereign nation in which such Foreign Subsidiary is organized or conducting business or other jurisdiction sharing the same currency as such sovereign nation.

            "Change of Control": (a) the acquisition of beneficial ownership (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended), by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor
(ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group. For purposes of this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

            "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is June 14, 2005.

            "CNTA Exception": the exception set forth in Section 4.06 of the 1999 Indenture providing that the Borrower and certain of its Subsidiaries may issue or assume Debt (as defined in the 1999 Indenture) and Attributable Debt (as defined in the 1999 Indenture) which is secured by a Mortgage (as defined in the 1999 Indenture) on certain assets of the Borrower and certain of its Subsidiaries without requiring the Securities (as defined in the 1999 Indenture) to be equally and ratably secured so long as such Debt and Attributable Debt does not exceed 15% of Consolidated Net Tangible Assets (as defined in the 1999 Indenture) as reflected in the audited consolidated financial statements for the most recently completed fiscal year prior to the date such secured Debt or Attributable Debt is issued or assumed.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Commitment": as to any Lender, the sum of the Term Commitment and the Revolving Commitment of such Lender.

            "Commitment Fee Rate": the rate per annum as determined pursuant to the Pricing Grid.

            "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

            "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

            "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.18, 2.19, 2.20 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

            "Confidential Information Memorandum": the Confidential Information Memorandum dated May 2005 and furnished to certain Lenders.

            "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

            "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

            "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, (c) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (d) depreciation and amortization expense, (e) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (f) any extraordinary, unusual or non recurring non cash expenses or losses, (g) any expenses accounted by the Borrower or any of it Subsidiaries in such period for post-employment benefits under FAS 106 and (h) beginning with the period of four fiscal quarters ending on March 31, 2005, any cash charges in respect of restructurings, plant closings, headcount reductions or other similar actions related to the operations of the Borrower and its Subsidiaries, provided that, solely for the purpose of this definition, the aggregate amount of all charges under this clause (h) shall not exceed (1) for any four fiscal quarter period ending on June 30, 2005 and September 30, 2005, $225,000,000, (2) for any four fiscal quarter period ending on December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006, $175,000,000 and (3) for any four fiscal quarter period ending thereafter, $0 and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non recurring income or gains, all as determined on a consolidated basis and (c) any cash payments made during such period in respect of expenses described in clause (g) above taken in such period.

            "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Tangible Assets": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total assets" (or any like caption) on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries less (a) all current liabilities and (b) goodwill, trade names, patents, unamortized debt discount, organization expenses and other like intangibles of the Borrower and its consolidated Subsidiaries.

            "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment (other than for security or collection in the ordinary course of business), conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

            "Dollars" and "$": dollars in lawful currency of the United States.

            "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

            "Earnings Release 8-K": the Form 8-K filed by the Borrower on May 13, 2005 relating to the certain financial information of the Borrower.

            "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (but excluding worker health and safety requirements), natural resources or the environment.

            "Equity Interests": shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended.

            "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

            "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the average of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

            "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

            "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Excepted Secured Debt Amount": on any date, an amount equal to 15% of Consolidated Net Tangible Assets (as defined in the 1999 Indenture), determined based on the most recent audited consolidated financial statements of the Borrower available to the Administrative Agent.

            "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year,
(iv) the aggregate net amount of loss in accordance with GAAP on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the amount of all extraordinary cash gains received by the Borrower and its Subsidiaries to the extent not committed for reinvestment within 360 days of receipt of such cash over (b) the sum, without duplication, of (i) the amount of all non-cash credits in accordance with GAAP included in arriving at such Consolidated Net Income,
(ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) increases in Consolidated Working Capital for such fiscal year, (v) the aggregate net amount of gain on a GAAP basis on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,
(vi) the aggregate amount of all cash pension contributions and cash contributions with respect to OPEB made by the Borrower and its Subsidiaries,
(vii) the aggregate amount of cash paid by the Borrower and its Subsidiaries for restructuring charges, (viii) the aggregate amount of Restricted Payments made in cash by the Borrower pursuant to Section 7.6(b), (ix) the aggregate amount of cash from operations used to consummate an Acquisition and (x) Net Cash Proceeds from any Asset Sale pending reinvestment in accordance with Section 2.11.

            "Excess Cash Flow Application Date": as defined in Section 2.11(c).

            "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would
(x) in the good faith judgment of the Borrower, be reasonably likely to result in adverse tax consequences to the Borrower, (y) be contrary to, or ineffective under, applicable law or (z) be unduly onerous to the Borrower or its applicable Subsidiaries in relation to the benefits afforded to the Administrative Agent and the Lenders thereby as reasonably determined by the Administrative Agent.

            "Excluded Refinanced Debt": each of (a) Permitted Receivables Financings and (b) unsecured lines of credit for Foreign Subsidiaries not in excess of $275,000,000.

            "Existing Credit Agreement": the 5-Year Second Amended and Restated Competitive Advance and Revolving Credit Facility, dated as of June 18, 2004, among Delphi Corporation, the several lenders from time to time parties thereto, Citibank, N.A., as syndication agent, Barclays Bank PLC, Deutsche Bank Securities Inc. and HSBC Bank USA, as documentation agents, and JPMorgan Chase Bank, as administrative agent.

            "Existing Indentures": the 1999 Indenture and the other indentures of the Borrower described on Schedule 7.2(d).

            "Existing 364-Day Credit Agreement": the 364-Day Sixth Amended and Restated Competitive Advance and Revolving Credit Facility, dated as of June 18, 2004, among Delphi Corporation, the several lenders from time to time parties thereto, Citibank, N.A., as syndication agent, Barclays Bank PLC, Deutsche Bank Securities Inc. and HSBC Bank USA, as documentation agents, and JPMorgan Chase Bank, as administrative agent.

            "Facility": each of (a) the Term Commitments and the Term Loans made thereunder (the "Term Facility") and (b) the Revolving Commitments and the extensions of credit made thereunder (the "Revolving Facility").

            "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "Fee Payment Date": (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

            "Fitch": Fitch Investors Services Inc.

            "Foreign Borrower": as defined in Section 2.23.

            "Foreign Facility Lenders": as defined in Section 2.23.

            "Foreign Revolving Facility": as defined in Section 2.23.

            "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

            "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

            "Funding Office": the office of the Administrative Agent specified in Section 10.3 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

            "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such

Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

            "Group Members": the collective reference to the Borrower and its Subsidiaries.

            "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "Immaterial Subsidiary": on any date, any Subsidiary of the Borrower whose assets or revenues do not exceed 2% of the consolidated total assets or revenues of the Borrower and its Subsidiaries as of the last day of the most recently ended fiscal quarter; provided that the aggregate amount of assets or revenues of all Immaterial Subsidiaries shall not exceed 5% of the consolidated total assets or revenues of the Borrower and its Subsidiaries as of the last day of the most recently ended fiscal quarter (the "5% Requirement"); provided further that in the event that the designation of any Subsidiary as an Immaterial Subsidiary would result in the failure to comply with the foregoing 5% Requirement, the

Borrower shall notify the Administrative Agent pursuant to Section 6.2(a) as to which Subsidiary or Subsidiaries shall no longer be deemed an Immaterial Subsidiary or Subsidiaries, to the extent required to ensure compliance with the 5% Requirement.

            "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) current trade payables incurred in the ordinary course of such Person's business, (ii) the deferred purchase price for tooling and equipment in the ordinary course of business and (iii) services in respect of information technology provided in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements,
(g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of
Section 8(e) only, all obligations of such Person in respect of Swap Agreements; provided, that, for the avoidance of doubt, synthetic leases in effect on the Closing Date for the Borrower's world headquarters located in Troy, Michigan and manufacturing facilities located in Gadsden, Alabama, Tuscaloosa, Alabama and Vienna Township, Ohio, shall not constitute "Indebtedness" hereunder. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": experiencing the condition of Insolvency.

            "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Interest Payment Date": (a) as to any ABR Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan,
(b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

            "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

            (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans;

            (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

            (iv) the Borrower shall select Interest Periods so as not to require a scheduled repayment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

            "Investment Credit": the amount of dividends, distributions, returns of equity, repayments of advances or similar payments paid to the Borrower or any Subsidiary Guarantor after April 1, 2005 through the maturity of the Term Loans by any Person in which Investments may be made under Section 7.8(i) or 7.8(k).

            "Investments": as defined in Section 7.8.

            "Issuing Lender": each of JPMorgan Chase Bank, N.A. or any affiliate thereof, and any other consenting Lender selected by the Borrower and reasonably acceptable to the Administrative Agent, each in its capacity as issuer of any Letter of Credit.

            "JV Subsidiary": any Subsidiary of a Group Member which is not a Wholly Owned Subsidiary and as to which the business and management thereof is jointly controlled by the holders of the Equity Interests therein pursuant to customary joint venture arrangements.

            "L/C Commitment": as to any Issuing Lender, the obligation of such Issuing Lender to issue Letters of Credit pursuant to Section 3.1 in an aggregate principal amount not to exceed the amount set forth under the heading "L/C Commitment" opposite such Lender's name on Schedule 1.1A. The aggregate amount of L/C Commitments is $325,000,000.

            "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired portion of the aggregate amount available to be drawn under the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

            "L/C Participants": the collective reference to all the Revolving Lenders other than the Issuing Lender.

            "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, and subject to the restrictions set forth in the definition of "Conduit Lender" under this Section 1.1, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

            "Letters of Credit": as defined in Section 3.1(a).

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

            "Loan": any loan made by any Lender pursuant to this Agreement.

            "Loan Documents": this Agreement, the Security Documents, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

            "Loan Parties": each Group Member that is a party to a Loan
Document.

            "Majority Facility Lenders": (a) with respect to the Term Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans and (b) with respect to the Revolving Facility, the holders of more than 50% of the Total Revolving Commitments (or, after the termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Extensions of Credit).

            "Material Adverse Effect": a material adverse effect on the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole or the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder; provided that events, developments and circumstances disclosed in the Restatement 8-Ks (and any shareholders' litigation arising out of such disclosed matters), in the Earnings Release 8-K, in the Form 8-K filed by the Borrower on June 9, 2005 and any information disclosed to the Lenders prior to the date hereof regarding the elimination of deferred tax assets shall not be considered to have such a material adverse effect, although subsequent events, developments and circumstances relating to such disclosed matters which reveal material adverse changes in such disclosed matters may be considered in determining whether such subsequent events, developments and circumstances have had or could reasonably be expected to have a Material Adverse Effect.

            "Material Group Members": all Group Members other than Immaterial Subsidiaries.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or that could reasonably result in the imposition of liability under, any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Moody's": Moody's Investors Service, Inc.

            "Mortgaged Properties": the real properties listed on Schedule 1.1B and any other real properties with respect to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to a Mortgage in accordance with Section 6.9.

            "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

            "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking fees, commissions, premiums, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and a reasonable reserve for purchase price adjustments and indemnification payments that could reasonably be expected to arise during the term of the Facilities and (b) in connection with any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, premiums, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

            "1999 Indenture": the Indenture, dated as of April 28, 1999, between the Borrower and The First National Bank of Chicago with respect to $500 million of securities bearing interest at 6.50% and maturing August 15, 2013, $500 million of securities bearing interest at 6.55% and maturing June 15, 2006, $500 million of securities bearing interest at 6.50% and maturing on May 1, 2009 and $500 million of securities bearing interest at 7.125% and maturing on May 1, 2029.

            "Non-Consenting Lender": as defined in Section 10.2.

            "Non-Excluded Taxes": as defined in Section 2.19(a).

            "Non-Recourse Debt": any Indebtedness in respect of which no Loan Party provides any credit support (including, without limitation, in the form of a guarantee or standby letter of credit).

            "Non-U.S. Lender": as defined in Section 2.19(d).

            "Notes": the collective reference to any promissory note evidencing Loans.

            "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

            "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Participant": as defined in Section 10.7(c).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

            "Permitted Receivables Financing": Indebtedness and other financings relating to securitizations and factoring arrangements not in excess of
(euro)860,000,000 (for all European securitization and Euro-based factoring facilities) and $775,000,000 (for all U.S. securitization and all other global factoring programs).

            "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pricing Grid": the table set forth below.

                            Rating                Applicable Margin      Applicable Margin          Commitment Fee
Level               Moody's, S&P and Fitch           for ABR Loans      for Eurodollar Loans             Rate
-----               ----------------------        -----------------     --------------------        --------------
  1                 Ba1/BB+/BB+ or higher                2.00%                  3.00%                  0.375%
  2                       Ba2/BB/BB                      2.50%                  3.50%                   0.50%
  3                      Ba3/BB-/BB-                     3.00%                  4.00%                   0.50%
  4                        B1/B+/B+                      3.50%                  4.50%                   0.50%
  5                  Lower than B1/B+/B+                 4.00%                  5.00%                   0.50%

            If at any date an Event of Default has occurred and is continuing or the Borrower does not have a Rating other than by reason of the circumstances referred to in the following sentence, Level 5 shall apply. If the rating system of Moody's, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend the Applicable Margins and Commitment Fee Rate hereunder to reflect such changed rating system or the unavailability of Ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin and Commitment Fee Rate shall be determined by reference to the Rating most recently in effect prior to such change or cessation.

            In the event the Ratings of S&P, Moody's and Fitch are in different levels set forth in the grid above, the lower of the two highest Ratings (i.e., the rating set forth in the grid above opposite the higher numerical level number) shall govern.

            "Projections": as defined in Section 6.2(c).

            "Properties": as defined in Section 4.17(a).

            "Rating": with respect to (i) Moody's, the senior implied rating of the Borrower, (ii) S&P, the corporate credit rating of the Borrower and (iii) Fitch, the senior unsecured debt rating of the Borrower.

            "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

            "Reference Lenders": JPMorgan Chase Bank, N.A., Citicorp USA, Inc. and Deutsche Bank AG, New York Branch.

            "Refunded Swingline Loans": as defined in Section 2.7.

            "Register": as defined in Section 10.7(b).

            "Regulation U": Regulation U of the Board as in effect from time to time.

            "Reimbursement Obligation": the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

            "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans pursuant to
Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

            "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

            "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing (or, if an Event of Default has occurred and is continuing, that the application of the Reinvestment Deferred Amount specified in such notice will cure such Event of Default) and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business or to pay pension obligations.

            "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended after the date of the Asset Sale or Recovery Event giving rise to such Reinvestment Event and prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the business of the Borrower or its Subsidiaries or to pay pension obligations.

            "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the date occurring twelve months after such Reinvestment Event.

            "Remaining Present Value": as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined at a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
Section 4043.

            "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer": the chief executive officer, president, chief financial officer or treasurer of the Borrower, but in any event, with respect to the delivery of financial statements under this Agreement and accompanying certificates, the chief financial officer of the Borrower.

            "Restatement 8-Ks": the Forms 8-K filed by the Borrower on March 4, 2005, March 22, 2005 and May 16, 2005 relating to the restatement of certain financial statements of the Borrower.

            "Restricted Payments": as defined in Section 7.6.

            "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A (which shall include the commitment of any Lender under the Existing Credit Agreement) or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $1,825,000,000.

            "Revolving Commitment Period": the period from and including the Closing Date to the Revolving Termination Date.

            "Revolving Extensions of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding; any Revolving Loan of such Revolving Lender, such Revolving Lender's Revolving

Percentage of L/C Obligations with respect to any Letter of Credit and such Revolving Lender's Revolving Percentage of the principal amount of any Swingline Loan shall each constitute a "Revolving Extension of Credit" of such Revolving Lender.

            "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

            "Revolving Loans": as defined in Section 2.4(a).

            "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

            "Revolving Termination Date": June 18, 2009.

            "S&P": Standard & Poor's Ratings Group.

            "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

            "Securitization Subsidiary": a Wholly Owned Subsidiary of the Borrower created solely for the purpose of engaging only in activities reasonably related to or in connection with a Permitted Receivables Financing and for which neither the Borrower nor any Subsidiary provides credit support.

            "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

            "Senior Secured Debt": on any date, (i) all senior Indebtedness of the types referred to in clauses (a) through (e) of the defined term "Indebtedness" (but only, in the case of clauses (b) and (d) of the defined term "Indebtedness", if such Indebtedness exceeds $10,000,000 on such date) of the Borrower and its Subsidiaries which is secured by a Lien on any property of the Borrower or any of its Subsidiaries, including, without limitation, all Term Loans, Revolving Loans and any other senior secured Indebtedness (including Indebtedness secured on a second lien basis) permitted under Section 7.2 and
(ii) without duplication, Permitted Receivables Financings and factoring facilities whether or not constituting "Indebtedness" under such defined term.

            "Senior Secured Leverage Ratio": at any date, the ratio of (a) Senior Secured Debt on such date minus the amount of cash held by the Borrower and its Subsidiaries on such date in excess of $500,000,000 (provided that the amount of such cash deducted shall in no event exceed $500,000,000) to (b) Consolidated EBITDA.

            "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

            "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            "S&P": Standard & Poor's Ratings Group.

            "Specified Swap Agreement": any Swap Agreement entered into by the Borrower and any Lender or affiliate thereof in respect of interest rates, currency exchange rates or commodity prices.

            "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary, any Securitization Subsidiary and any Immaterial Subsidiary, which, on the Closing Date, is identified on Schedule 1.1C.

            "Supermajority Facility Lenders": (a) with respect to the Term Facility, the holders of more than 66-2/3% of the aggregate unpaid principal amount of the Term Loans and (b) with respect to the Revolving Facility, the holders of more than 66-2/3% of the Total Revolving Commitments (or, after the termination of the Revolving Commitments, the holders of more than 66-2/3% of the Total Revolving Extensions of Credit).

            "Supermajority Lenders": at any time, the holders of more than 66-2/3% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

            "Swap Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a "Swap Agreement".

            "Swingline Commitment": as to any Swingline Lender, the obligation of such Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount not to exceed the amount set forth under the heading "Swingline Commitment" opposite such Lender's name on Schedule 1.1A. The aggregate amount of Swingline Commitments is $375,000,000.

            "Swingline Lender": each of JPMorgan Chase Bank, N.A., Citicorp USA, Inc., any Lender specified on Schedule 1.1A having a Swingline Commitment and any other consenting Lender selected by the Borrower and acceptable to the Administrative Agent, each in its capacity as a lender of Swingline Loans.

            "Swingline Loans": as defined in Section 2.6.

            "Swingline Participation Amount": as defined in Section 2.7.

            "Syndication Agent": as defined in the preamble hereto.

            "Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Term Commitments is $1,000,000,000.

            "Term Lender": each Lender that has a Term Commitment or holds a Term Loan.

            "Term Loans": as defined in Section 2.1.

            "Term Percentage": as to any Term Lender at any time, the percentage which such Lender's Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

            "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

            "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

            "Transferee": any Assignee or Participant.

            "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

            "U.S. or United States": the United States of America.

            "Utilized Secured Debt Amount": on any date, the aggregate amount of
(i) Debt (as defined in the 1999 Indenture) of the Borrower and any Manufacturing Subsidiary (as defined in the 1999 Indenture) secured by a Mortgage (as defined in the 1999 Indenture) upon any Domestic Manufacturing Property (as defined in the 1999 Indenture) of the Borrower or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary as of such date and (ii) Attributable Debt (as defined in the 1999 Indenture) of the Borrower and its Manufacturing Subsidiaries in respect of sale and leaseback transactions determined (A) for purposes of Section 2.24, as of such date and (B) for all other purposes, as of (1) if such date is prior to the 20th day of the calendar month, the last day of the month before the most recently ended month or (2) if such date is on or after the 20th day of the calendar month, the last day of the most recently ended month.

            "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

            "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in
      Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (e) References to matters being "to the knowledge of the Borrower" mean to the knowledge of a Responsible Officer after due inquiry in accordance with customary practice.

               SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

            2.1 Term Commitments. Subject to the terms and conditions hereof,
(a) each Term Lender severally agrees to make a term loan (a "Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender; provided that the aggregate amount of Term Loans made to the Borrower on the Closing Date shall be in an amount equal to the lesser of
(i) the aggregate amount of the Term Commitments and (ii) the Borrowing Base as of April 30, 2005; provided further that, after giving effect to all Loans made on the Closing Date, the Aggregate Extensions of Credit shall not exceed the Borrowing Base as of April 30, 2005. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.2 and 2.12.

            2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying (a) the amount to be borrowed and
(b) specifying (i) the then applicable Excepted Secured Debt Amount and (ii) the Utilized Secured Debt Amount, both before and after giving effect to the Term Loans to be made on the Closing Date. The Term Loans made on the Closing Date shall initially be ABR Loans and, unless otherwise agreed by the Administrative Agent in its sole discretion, the initial Term Loan may only be converted into a Eurodollar Loan having an Interest Period of one month. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 11:00 A.M., New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

            2.3 Repayment of Term Loans. The Term Loan of each Lender shall mature in 24 consecutive quarterly installments, each of which shall be in an amount equal to such Lender's Term Percentage multiplied by the amount set forth below opposite such installment:

    INSTALLMENT                          PRINCIPAL AMOUNT
------------------                       ----------------
September 30, 2005                        $   2,500,000
 December 31, 2005                        $   2,500,000
  March 31, 2006                          $   2,500,000
   June 30, 2006                          $   2,500,000
September 30, 2006                        $   2,500,000
 December 31, 2006                        $   2,500,000
  March 31, 2007                          $   2,500,000
   June 30, 2007                          $   2,500,000
September 30, 2007                        $   2,500,000
 December 31, 2007                        $   2,500,000
  March 31, 2008                          $   2,500,000
   June 30, 2008                          $   2,500,000
September 30, 2008                        $   2,500,000
 December 31, 2008                        $   2,500,000
  March 31, 2009                          $   2,500,000
   June 30, 2009                          $   2,500,000
September 30, 2009                        $   2,500,000
 December 31, 2009                        $   2,500,000
  March 31, 2010                          $   2,500,000
   June 30, 2010                          $   2,500,000
September 30, 2010                        $   2,500,000
 December 31, 2010                        $   2,500,000
  March 31, 2011                          $   2,500,000
   June 14, 2011                          $ 942,500,000

            2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender's Revolving Commitment; provided, that, the Borrower shall not request, and no Revolving Lender shall make, any Revolving Loan if, after giving effect to the making of such Revolving Loan, the Aggregate Extensions of Credit would exceed the Borrowing Base. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12.

            (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

            2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided that any such notice of a borrowing of ABR Loans under the Revolving Facility to finance payments required by Section 3.5 may be given not later than 10:00 A.M., New York City time, on the date of the proposed borrowing), (A) specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date, (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor and (iv) (1) the then applicable Excepted Secured Debt Amount and (2) the Utilized Secured Debt Amount, both before and after giving effect to the requested Revolving Loans and (B) certifying that the amount of the Aggregate Extensions of Credit, after giving effect to the requested Revolving Loans, do not exceed the Borrowing Base reflected on the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.2(e). Each borrowing under the Revolving Commitments shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $10,000,000, such lesser amount); provided, that any Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7(b). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

            2.6 Swingline Commitment. (a) Subject to the terms and conditions hereof, each Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans ("Swingline Loans") in Dollars to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans of such Swingline Lender outstanding at any time shall not exceed the Swingline Commitment of such Swingline Lender then in effect (notwithstanding that the Swingline

Loans of such Swingline Lender outstanding at any time, when aggregated with such Swingline Lender's other outstanding Revolving Loans, may exceed the Swingline Commitment of such Swingline Lender then in effect), (ii) the Borrower shall not request any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero and (iii) the Borrower shall not request any Swingline Loan if, after giving effect to the making of such Swingline Loan, the Aggregate Extensions of Credit would exceed the Borrowing Base. During the Revolving Commitment Period, the Borrower may use the Swingline Commitments by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

            (b) The Borrower shall repay to each Swingline Lender the then unpaid principal amount of each Swingline Loan no later than the earlier of the Revolving Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made.

            2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans.
(a) Whenever the Borrower desires that any Swingline Lender make Swingline Loans it shall give such Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by such Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing
Date), (A) specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period) and (iii) (1) the then applicable Excepted Secured Debt Amount and (2) the Utilized Secured Debt Amount, both before and after giving effect to the requested Swingline Loans and (B) certifying that the Aggregate Extensions of Credit, after giving effect to the requested Swingline Loans, do not exceed the Borrowing Base reflected on the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.2(e). Each borrowing under the Swingline Commitment shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the applicable Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by such Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

            (b) Each Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf) (but without any deemed representation or warranty on the part of the Borrower), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender's Revolving Percentage of the aggregate amount of the Swingline Loans made by such Swingline Lender (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay such Swingline Lender; provided, that unless any Swingline Lender otherwise agrees in its sole discretion, any Swingline Loan outstanding for five Business Days shall be automatically so refunded on such fifth Business Day. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the applicable Swingline Lender for application by such Swingline Lender to the repayment of its Refunded Swingline Loans. Following the date on which the principal amount of any Refunded Swingline Loan would otherwise be due and payable, the Borrower irrevocably authorizes each

Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

            (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by any Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the applicable Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Revolving Lender's Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

            (d) Whenever, at any time after any Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount, such Swingline Lender receives any payment on account of the Swingline Loans, such Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans of such Swingline Lender then due); provided, however, that in the event that such payment received by such Swingline Lender is required to be returned, such Revolving Lender will return to such Swingline Lender any portion thereof previously distributed to it by such Swingline Lender.

            (e) Each Revolving Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to
      Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against such Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            2.8 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent (i) for the ratable account of each Lender party to the Existing Credit Agreement, a facility fee for the period from and including April 1, 2005 to the Closing Date, computed at the rate set forth in the Existing Credit Agreement on the aggregate amount of the Commitments and (ii) for the account of each Revolving Lender, a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, in each case payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

            (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

            2.9 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $10,000,000, or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the Revolving Commitments then in effect.

            2.10 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 12:00 Noon, New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $10,000,000 and whole multiples of $1,000,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

            (b) Notwithstanding the foregoing, no optional prepayments of the Term Loans shall be permitted prior to the first anniversary of the Closing Date. Each optional prepayment in respect of the Term Loans made on or after the first anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date with the proceeds of a substantially concurrent issuance or incurrence of (i) secured Indebtedness or (ii) new loans under this Agreement, as amended, amended and restated, supplemented, replaced, waived or otherwise modified from time to time having an Applicable Margin (or similar interest rate spread) that is or could be (upon the satisfaction of certain conditions) less than the Applicable Margin applicable to the Term Loans as of the Closing Date, shall be accompanied by a prepayment premium equal to (A) if such prepayment is made on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, 2% of the principal amount of such prepayment and (B) if such prepayment is made on or after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, 1% of the principal amount of such prepayment.

            2.11 Mandatory Prepayments. (a) If any Indebtedness shall be incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans as set forth in Section 2.11(e).

            (b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied promptly, and in any event, within 10 days after such date toward the prepayment of the Term Loans as set forth in Section 2.11(e); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 2.11(e); provided further that no JV Subsidiary shall be required to deliver a Reinvestment Notice upon receipt of any such Net Cash Proceeds so long as a Reinvestment Notice is delivered at the time such Net Cash Proceeds are received by any Group Member other than a JV Subsidiary.

            (c) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2006, there shall be Excess Cash Flow after deducting the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanied by a permanent optional reduction of the Revolving Commitments and all optional prepayments of the Term Loans made during such fiscal year, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 50% of such Excess Cash Flow toward the prepayment of the Term Loans as set forth in Section 2.11(e). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and
      (ii) the date such financial statements are actually delivered.

            (d) Within three Business Days following receipt of any Borrowing Base Certificate showing that the Aggregate Extensions of Credit exceed the Borrowing Base, the Borrower shall prepay the Loans as set forth in
      Section 2.11(e) in an amount equal to the excess of such Aggregate Extensions of Credit over the Borrowing Base.

            (e) Amounts to be applied in connection with prepayments made pursuant to paragraphs (a), (b) and (c) of this Section 2.11 shall be applied to the prepayment of the Term Loans in accordance with Section 2.17(b). Amounts to be applied in connection with prepayments made pursuant to paragraph (d) of this Section 2.11 shall be applied, first, to the prepayment of the Revolving Loans (without a corresponding permanent reduction in the Revolving Commitments) in accordance with Section 2.17(c) and, following prepayment of all outstanding Revolving Loans, the replacement and/or cash collateralization of outstanding Letters of Credit on terms and conditions satisfactory to the Administrative Agent and, second, to the prepayment of the Term Loans in accordance with Section 2.17(b). The application of any prepayment pursuant to Section 2.11 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.11 (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

            (f) Notwithstanding anything to the contrary in Section 2.11(e) or 2.17, with respect to the amount of any mandatory prepayment described in
      Section 2.11 that is allocated to Term Loans (such amount, the "Prepayment Amount"), at any time prior to the first anniversary of the Closing Date, the Borrower will, in lieu of applying such amount to the prepayment of Term Loans as provided in paragraph (e) above, on the date specified in
      Section 2.11 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Term Lender a Prepayment Option Notice, which shall be in the form of Exhibit G, and shall include an offer by the Borrower to prepay on the date (each a "Mandatory Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Term Loans. On the Mandatory Prepayment Date, (i) the Borrower shall pay to the relevant Term Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted prepayment as described above and (ii) the Borrower shall be entitled to retain the remaining portion of the Prepayment Amount not accepted by the relevant Lenders.

            (g) Each mandatory prepayment in respect of the Term Loans made pursuant to paragraph (a) above with Net Cash Proceeds of secured Indebtedness on or after the first anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date shall be accompanied by a prepayment premium equal to (i) if such prepayment is made on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, 2% of the principal amount of such prepayment and (ii) if such prepayment is made on or after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, 1% of the principal amount of such prepayment.

            2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Majority Facility Lenders in respect of such Facility have determined in their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

            (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
      Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Majority Facility Lenders in respect of such Facility have determined in their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

            2.13 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than thirty Eurodollar Tranches shall be outstanding at any one time.

            2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

            (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

            2.15 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

            2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

            2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

            (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders (except as otherwise provided in Section 2.11(f)). The amount of each principal prepayment of the Term Loans shall be applied to reduce (i) the scheduled installments thereof occurring within the next 12 months in direct order of maturity and (ii) the then remaining installments of the Term Loans, as the case may be, pro rata based upon the respective then remaining principal amounts thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

            (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

            (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

            (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

            (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

            2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, within 10 Business Days following its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 10 Business Days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

            (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be prima facie evidence of the obligations of the Borrower hereunder; provided, however, the failure of the Borrower to pay any amount owing to any Lender pursuant to this section shall not be deemed to constitute a Default or an Event of Default hereunder to the extent that the Borrower is contesting in good faith its obligation to pay such amount by ongoing discussion diligently pursued with such Lender or by appropriate proceedings. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.19 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. Each Lender represents as of the Closing Date that, to the best of its knowledge without having conducted any investigation, except for any Other Taxes that may be imposed under the federal, state or local laws of the United States (or any political subdivision thereof), it is not aware of the imposition of any Other Taxes with respect to this Agreement or any other Loan Document.

            (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8ECI or Form W-8EXP, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a true and accurate statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto, that the Borrower has no knowledge or reason to know is untrue, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

            (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

            (f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this
      Section 2.19, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees -------- to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

            (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.20 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto (including, without limitation, pursuant to a purchase of such Loans in accordance with Section 2.22). Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

            2.22 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.18 or 2.19(a), (b) defaults in its obligation to make Loans hereunder or (c) is a Non-Consenting Lender, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement,
(v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, an Affiliate of a Lender or an Approved Fund, shall be reasonably satisfactory to the Administrative Agent, and, if the Lender being replaced is a Revolving Lender, shall be reasonably satisfactory to the Issuing Lenders and the Swingline Lenders, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.7 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

            2.23 Foreign Revolving Facility.

            (a) Following the Closing Date, the Borrower may request the Revolving Lenders to re-designate up to $500,000,000 of the Revolving Commitments as commitments under a separate revolving facility or facilities (each, a "Foreign Revolving Facility") available in Euro or Pounds Sterling to one or more of the Borrower's Foreign Subsidiaries (each such Foreign Subsidiary, a "Foreign Borrower"). The amount of any Foreign Revolving Facility shall reduce the Revolving Facility on a dollar-for-dollar basis and on a pro rata basis among the Revolving Lenders. Lenders which provided Revolving Commitments in excess of their commitments under the Existing Credit Agreement shall have the right to re-designate all or a portion of such excess as a commitment under any Foreign Revolving Facility before other Lenders may re-designate their Revolving Commitments as commitments under any Foreign Revolving Facility and before any other bank, financial institution or other entity that is not a Lender may commit to any Foreign Revolving Facility. The election by any Lender to re-designate its Revolving Commitment under any Foreign Revolving Facility shall not obligate any other Lender to agree to such requested re-designation.

            (b) The obligations of each Foreign Borrower under any Foreign Revolving Facility (i) shall be guaranteed by the subsidiaries of such Foreign Borrower and secured by substantially all of the tangible and intangible assets of such Foreign Borrower and its subsidiaries (with exceptions to be agreed), in each case as shall be required by, and in a manner reasonably acceptable to, the Administrative Agent, those Lenders which have agreed to re-designate all or a portion of their Revolving Commitments as commitments under such Foreign Revolving Facility and any other bank, financial institution or other entity that is not a Lender that commits to such Foreign Revolving Facility (collectively, the "Foreign Facility Lenders") and (ii) shall be guaranteed on an unsecured basis by the Borrower and the Subsidiary Guarantors.

            (c) Each Foreign Revolving Facility will be implemented upon receipt of the consent of the Foreign Facility Lenders (which consent, in the case of any bank, financial institution or other entity that is not a Lender, shall be accompanied by an administrative questionnaire to be delivered to the Administrative Agent) and the Administrative Agent and upon execution and delivery of all documentation, including any amendments to this Agreement, necessary to evidence such Foreign Revolving Facility and the security interests and guarantees therefor, together with customary corporate documents and legal opinions in connection therewith, all such documentation to be in form and substance reasonably satisfactory to the Administrative Agent and the applicable Foreign Facility Lenders.

            2.24 Certain Provisions relating to Revolving Facility

            (a) Each Revolving Loan, each Swingline Loan and each issuance of a Letter of Credit shall be comprised of an A Revolving Obligation and a B Revolving Obligation. The amount of A Revolving Obligations and B Revolving Obligations comprising the Revolving Extensions of Credit of any Revolving Lender may fluctuate from time to time, but the sum of A Revolving Obligations and B Revolving Obligations of such Lender shall at all times equal the aggregate amount of such Lender's Revolving Extensions of Credit.

            (b) For purposes hereof:

               (i) as to any Revolving Lender, the portion of any Revolving Extension of Credit of such Lender constituting an "A Revolving Obligation" shall be that portion of such Revolving Extension of Credit equal to (A) for so long as the 1999 Indenture (including any refinancing or extension thereof to the extent permitted by Section 7.2) shall remain in effect, the lesser of (1) such Revolving Lender's Revolving Percentage of the excess, if any, of the amount equal to 15% of Consolidated Net Tangible Assets (as defined in the 1999 Indenture) as shown on the audited consolidated financial statements of the Borrower for the most recently completed fiscal year (as determined in accordance with the 1999 Indenture), over the Utilized Secured Debt Amount on such date (without giving effect to such Revolving Extension of Credit) and (2) the principal amount or face amount, as applicable, of such Revolving Extension of Credit or (B) otherwise, the principal amount or face amount, as applicable, of such Revolving Extension of Credit; and

               (ii) as to any Revolving Lender, the portion of any Revolving Extension of Credit of such Lender constituting a "B Revolving Obligation" shall be that portion, if any, of such Revolving Extension of Credit equal to the difference between the principal amount or face amount, as applicable, of such Revolving Extension of Credit and the portion of such Revolving Extension of Credit constituting the A Revolving Obligation portion thereof, determined on the date such Revolving Extension of Credit is made or issued, as applicable.

            (c) Any Revolving Extensions of Credit made by any Revolving Lender shall be comprised of A Revolving Obligations to the maximum extent possible.

            (d) At any time when Revolving Extensions of Credit are comprised of both A Revolving Obligations and B Revolving Obligations, any prepayment or cash collateralization of any Revolving Extension of Credit of any Revolving Lender shall be applied first to reduce the portion thereof constituting such Lender's B Revolving Obligations.

                          SECTION 3. LETTERS OF CREDIT

            3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing

Lender; provided that no Issuing Lender shall have an obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations owed to such Issuing Lender would exceed the L/C Commitment of such Issuing Lender or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero; provided, that, the Borrower shall not request, and no Issuing Lender shall issue, amend or renew any Letter of Credit if, after giving effect to the issuance, amendment or renewal of such Letter of Credit, the Aggregate Extensions of Credit would exceed the Borrowing Base. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

            (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor (which shall (a) certify that the Aggregate Extensions of Credit, after giving effect to the issuance of the requested Letter of Credit, do not exceed the Borrowing Base reflected on the most recent Borrowing Base Certificate delivered to the Administrative Agent under Section 6.2(e) and (b) specify (i) the then applicable Excepted Secured Debt Amount and (ii) the Utilized Secured Debt Amount, both before and after giving effect to the issuance of the requested Letter of Credit), completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, the applicable Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. The applicable Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

            3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the applicable Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit issued by such Issuing Lender, payable quarterly in arrears on each Fee Payment Date after the issuance date.

            (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

            3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lenders to issue Letters of Credit, each

L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in each Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender, within one Business Day after written notice has been delivered to such L/C Participant, at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against such Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (b) If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such notice is delivered to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the applicable Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

            3.5 Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the applicable Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on the Business Day immediately following the day that the Borrower receives notice of such draft. Each such payment shall be made to such Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.14(b) and (y) thereafter, Section 2.14(c).

            3.6 Obligations Absolute. The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or has had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that no Issuing Lender shall be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

            3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the applicable Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of each Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

            3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

            4.1 Financial Condition. Each of (a) the audited consolidated balance sheets of the Borrower as at December 31, 2001, December 31, 2002 and December 31, 2003, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, (b) the unaudited consolidated balance sheet of the Borrower as at December 31, 2004, and the related consolidated statement of income and of cash flows for the fiscal year ended on such date, and (c) the unaudited consolidated balance sheets of the Borrower as at September 30, 2004 and March 31, 2005, and the related unaudited consolidated statements of income and cash flows for the 9-month and 3-month periods, respectively, ended on such date, are subject to restatement as disclosed in the Restatement 8-Ks. The restated balance sheets and statements of income and cash flows will present fairly the consolidated financial condition of the Borrower as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years (or other periods) then ended (subject to normal year end audit adjustments in the case of interim balance sheets and statements of income and cash flow). All such restated financial statements, including the related schedules and notes thereto, shall be prepared in accordance with GAAP applied consistently throughout the periods involved (except, in the case of the
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                                                                              40

audited financial statements, as approved by the aforementioned firm of accountants and disclosed therein). Following the restatement, no Group Member will have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any material long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are required to be reflected in the Borrower's consolidated financial statements but are not so reflected in the most recent financial statements referred to in this paragraph, where the failure to so reflect would cause the consolidated financial statements of the Borrower to fail to fairly present the consolidated financial condition of the Borrower as at the dates of the applicable financial statements (subject to normal year end adjustments in the case of interim financial statements). During the period from December 31, 2003 to and including the date hereof there has been no Disposition by any Material Group Member of its business or property which constitutes a material part of the business or property of the Borrower and its Subsidiaries, taken as a whole.

            4.2 No Change. Since December 31, 2003, there has been no development or event that has had or is reasonably expected to have a Material Adverse Effect.

            4.3 Existence; Compliance with Law. Each Material Group Member (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged except where the failure thereof could not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of the jurisdiction of its organization and each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be duly qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof by each Loan Party (a) will not violate any Existing Indenture, or result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Existing Indenture, (b) will not violate any Requirement of Law or any other Contractual Obligation of any Group Member, except to the extent that all such violations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (c) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such other Contractual Obligation (other than the Liens created by the Security Documents).

            4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that is reasonably expected to have a Material Adverse Effect.

            4.7 No Default. The Borrower does not have knowledge that any Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing of which the Borrower has knowledge.

            4.8 Ownership of Property; Liens. Each Material Group Member has title in fee simple to, or a valid leasehold interest in, all its material real property (other than immaterial defects in title that do not constitute Liens), and good title in all material respects to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 7.3.

            4.9 Intellectual Property. Each Material Group Member owns, or is licensed to use, all Intellectual Property necessary, in the aggregate, for the conduct of its business as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim, in each case that could reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

            4.10 Taxes. Each Group Member has filed or caused to be filed all Federal and all material state and other tax returns that are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which appropriate reserves in conformity with applicable accounting principles have been provided on the books of the relevant Group Member); other than as permitted under Section 7.3(a), no tax Lien has been filed, and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge for which appropriate reserves have not been provided on the books of the relevant Group Member.

            4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or
(b) for any purpose that violates the provisions of the Regulations of the Board.

            4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been (or, after the contemplated restatement, shall be) paid or accrued as a liability on the books of the relevant Group Member to the extent required in accordance with GAAP to cause the consolidated financial statements of the Borrower to fairly present the financial condition of the Borrower and its Subsidiaries.

            4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. Except as disclosed in the Borrower's Form 8-K on January 20, 2005, as of December 31, 2004, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

            4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

            4.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a)
Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary having assets in excess of $100,000 and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

            4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to refinance any existing indebtedness, to pay related fees and expenses, to make pension contributions and for other general corporate purposes. The proceeds of the Revolving Loans and the Swingline Loans, and the Letters of Credit, shall be used for general corporate purposes.

            4.17 Environmental Matters. Except as, in the aggregate, is not reasonably expected to have a Material Adverse Effect:

            (a) the facilities and properties currently or formerly owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

            (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does the Borrower have knowledge that any such notice will be received or is being threatened;

            (c) Materials of Environmental Concern have not been transported, arranged to be disposed of or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

            (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

            (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

            (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

            (g) no Group Member has assumed any liability of any other Person under Environmental Laws.

            4.18 Accuracy of Information, etc. Neither the Confidential Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents, as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in any material respect, in each case subject to the qualifications contained in the Confidential Information Memorandum.

            4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as

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                                                                              44

defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

            (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 1.1B, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except in respect of the holder of Liens permitted by Sections 7.3(a) through (e) and Section 7.3(p)). Schedule 4.19(b) lists, as of the Closing Date, each parcel of owned real property and leased real property located in the United States and held by the Borrower or any of its Subsidiaries that, in the case of the owned real property, has a value, in the reasonable opinion of the Borrower, in excess of $5,000,000.

            4.20 Solvency. The Loan Parties (taken as a whole) are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

                         SECTION 5. CONDITIONS PRECEDENT

            5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction (or waiver), prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

            (a) Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower, the Required Lenders (as defined in the Existing Credit Agreement) and each Person listed on
      Schedule 1.1A having a Term Commitment or a Revolving Commitment in excess of its commitment (if any) under the Existing Credit Agreement and (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor.

            (b) Approvals. All material governmental and third party approvals necessary in connection with the transactions contemplated hereby (other than filings in respect of Collateral referred to in clauses (h) and (i) below) shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

            (c) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where material assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

            (d) Fees. The Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid, and all expenses required to be paid for which invoices have been presented at least two days prior to the Closing Date (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of

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                                                                              45

      Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

            (e) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received
      (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.

            (f) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Shearman & Sterling LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1; and

                  (ii) the legal opinion of Sean P. Corcoran, assistant general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit F-2.

      Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

            (g) Pledged Stock; Stock Powers; Pledged Notes. Except as otherwise provided in the Guarantee and Collateral Agreement, the Administrative Agent shall have received (i) the certificates (if any) representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and
      (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

            (h) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

            (i) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower that shall document the solvency of the Borrower and the Subsidiary Guarantors taken as a whole after giving effect to the transactions contemplated by the Loan Documents.

            (j) Ratings. The Facilities shall have received a rating from Moody's, S&P and Fitch.

            (k) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement.

            (l) Existing 364-Day Credit Agreement. The Administrative Agent shall have received satisfactory evidence that the Existing 364-Day Credit Agreement shall have been, or shall be, concurrently with the occurrence of the Closing Date hereunder, terminated and all amounts thereunder shall have been paid in full.

            (m) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate dated as of April 30, 2005 showing a Borrowing Base as of such date in excess of the Aggregate Extensions of Credit requested to be made on the Closing Date.

            5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except as to any representation or warranty that refers to a specific date and, in such case, as of such specific date).

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

            (c) Borrowing Base Certificate. If no Borrowing Base Certificate has been delivered pursuant to Section 6.2(e) within 30 days prior to the requested borrowing date, the Borrower shall have delivered a Borrowing Base Certificate computed as of (i) if such requested borrowing date is prior to the 20th day of the calendar month, the last day of the month before the most recently ended month or (ii) if such requested borrowing date is on or after the 20th day of the calendar month, the last day of the most recently ended month.

Except as set forth in Section 2.7(b), each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

            5.3 Conditions Subsequent. With respect to Mortgaged Properties, within 60 days after the Closing Date, the Administrative Agent shall have received the materials set forth on Schedule 5.3.

                        SECTION 6. AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries (other than Immaterial Subsidiaries and JV Subsidiaries) to:

            6.1 Financial Statements. Furnish to the Administrative Agent (for delivery to each Lender):

            (a) as soon as available, but in any event within 110 days after the end of each fiscal year of the Borrower (or such shorter period as the U.S. Securities and Exchange Commission may specify for the filing of annual reports on Form 10-K), a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like material qualification or exception, or qualification to the financial statements arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; provided that with respect to the fiscal year ended December 31, 2004, such financial statements shall be delivered by no later than September 30, 2005; and

            (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower (or such shorter period as the U.S. Securities and Exchange Commission may specify for the filing of quarterly reports on Form 10-Q), the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided that if the audited financial statements for the fiscal year ended December 31, 2004 have not been delivered by August 30, 2005, the financial statements for the fiscal quarter ended June 30, 2005, shall be delivered by no later than September 30, 2005.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

            6.2 Certificates; Other Information. Furnish to the Administrative Agent (for delivery to each Lender) (or, in the case of clause (f), to the relevant Lender):

            (a) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and
      (ii) a Compliance Certificate containing (A) all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, (B) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any material Intellectual Property acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (B) (or, in the case of the first such report so delivered, since the Closing Date), (C) a designation of any Immaterial Subsidiary or Subsidiaries that has ceased to be an Immaterial Subsidiary or Subsidiaries to ensure compliance with the 5% Requirement and (D) the then applicable Excepted Secured Debt Amount and the Utilized Secured Debt Amount as of the date of delivery of such certificate;

            (b) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a reasonably detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income (collectively, the "Projections")) in the form delivered to the board of directors of the Borrower, which Projections shall be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect; it being understood that the Projections are made on the basis of the Borrower's then current good faith views and assumptions with respect to future events, and assumptions that the Borrower believes to be reasonable as of the date thereof (it being understood that projections are inherently unreliable and that actual performance may differ materially from the Projections);

            (c) (i) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and (ii) within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; provided that such delivery shall be deemed to have been made upon delivery of notice to the Administrative Agent that such statements or reports are available via the EDGAR system of the U.S. Securities and Exchange Commission on the Internet;

            (d) within ten Business Days after the occurrence thereof, notice of any change in the Ratings; provided that the failure to provide such notice shall not delay or otherwise affect any change in the Applicable Margins, the Commitment Fee Rate or other amount payable hereunder which is to occur upon a change in Ratings pursuant to the terms of this Agreement;

            (e) a Borrowing Base Certificate, computed as of (i) the last day of each fiscal quarter when no Revolving Loans are outstanding and (ii) the last day of each month when Revolving Loans are outstanding, no later than the 20th day of each month following each date on which any calculation of the Borrowing Base is required to be made; and

            (f) promptly, such additional financial and other information as is customarily maintained by the Loan Parties as any Lender, acting through the Administrative Agent, may from time to time reasonably request.

            6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent (after giving effect to any applicable cure period), as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member and except where the failure to make such payment would not otherwise result in an Event of Default under Section 8(e).

            6.4 Maintenance of Existence; Compliance. (a)(i) In the case of the Borrower and any "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the SEC and included in the Borrower's most recently filed Form 10-K, continue to engage in its principal line of business as now conducted by it, (ii) preserve, renew and keep in full force and effect its organizational existence and (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above (with respect to the good standing of Subsidiaries only) and clause (iii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.5 Maintenance of Property; Insurance. (a) Keep all material property useful and necessary in its business in good working order and condition consistent with past practice, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

            6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries necessary to permit the Borrower and its Subsidiaries to maintain books of records and account in conformity on a consolidated basis with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties, in each case to the extent that, in the case of its Subsidiaries (other than Subsidiary Guarantors) and joint ventures, the Borrower has a right to do so, and examine and make abstracts from any of its books and records at any reasonable time upon reasonable notice to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants; provided that (x) the Borrower shall be permitted to be present, and to have its advisors present, during any such visit or inspection and (y) any such visits and inspections shall be coordinated through the Administrative Agent.

            6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

            (a) the occurrence of any Default or Event of Default of which the Borrower has knowledge;

            (b) any (i) default or event of default under any Contractual Obligation of any Group Member of which the Borrower has knowledge or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority of which the Borrower has knowledge, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting any Group Member of which the Borrower has knowledge (i) that could reasonably be expected to have a Material Adverse Effect or (ii) which relates to any Loan Document;

            (d) the following events, as soon as possible and in any event within 30 days after the Borrower has knowledge thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan that could reasonably be expected to result in the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

            (e) any development or event of which the Borrower has knowledge that has had or, in the reasonable judgment of the Borrower, could reasonably be expected to have a Material Adverse Effect (other than matters that have been disclosed in public filings).

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth in reasonable detail the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

            6.8 Environmental Laws. Except to the extent that failure to do so could not in the aggregate reasonably be expected to result in a Material Adverse Effect:

            (a) Comply in all material respects with, and take commercially reasonable steps to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and take commercially reasonable steps to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

            6.9 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Loan Party (other than (x) any property described in paragraph (b), (c) or (d) below, and (y) any property subject to a Lien expressly permitted by Section 7.3(k) or 7.3(p)) that is required to become subject to a perfected lien in favor of the Administrative Agent, for the benefit of the Lenders, under the terms of the Guarantee and Collateral Agreement and as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest (subject to permitted exceptions under the Guarantee and Collateral Agreement) in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

            (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $5,000,000 acquired after the Closing Date by any Loan Party (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(k) or 7.3(p) and (y) real property located in a jurisdiction that imposes material real estate recording taxes), within 60 days of acquisition of such real property, (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if reasonably requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as, if available, a current ALTA survey thereof, together with a surveyor's certificate, if available and (y) to the extent the same can be obtained by the exercise of commercially reasonable efforts, any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary, Immaterial Subsidiary or Joint Venture Subsidiary) created or acquired after the Closing Date by any Loan Party (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary, Immaterial Subsidiary or Joint Venture Subsidiary), within 30 days of formation or acquisition of such Subsidiary, (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause such new Subsidiary, if such Subsidiary is a Wholly Owned Subsidiary and is not an Excluded Foreign Subsidiary, (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement (subject to the exceptions provided therein) with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, (iv) comply with the requirements of Section 6.9(b) with respect to any fee interest in real property having a value (together with improvements thereof) of at least $5,000,000 owned by such new Subsidiary and (v) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (d) With respect to any new first-tier Excluded Foreign Subsidiary (other than any Immaterial Subsidiary) created or acquired after the Closing Date by any Loan Party, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Loan Party (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged and provided further that such grant shall not (A) be contrary to, or ineffective under, applicable law or (B) be otherwise unduly onerous to such Loan Party in relation to the benefits afforded to the Administrative Agent and the Lenders thereby as reasonably determined by the Administrative Agent),
      (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (e) If the Battery Sale is not consummated by June 30, 2006, the assets that would otherwise have been subject to such sale shall become part of the Collateral in accordance with the requirements set forth in this Section 6.9.

                         SECTION 7. NEGATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

            7.1 Financial Condition Covenants.

            (a) Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                      CONSOLIDATED
         FISCAL QUARTER                              LEVERAGE RATIO
--------------------------------                     --------------
          June 30, 2005                               2.75 to 1.00
       September 30, 2005                             2.75 to 1.00
        December 31, 2005                             2.75 to 1.00
         March 31, 2006                               2.75 to 1.00
          June 30, 2006                               2.75 to 1.00
       September 30, 2006                             2.50 to 1.00
        December 31, 2006                             2.50 to 1.00
         March 31, 2007                               2.50 to 1.00
          June 30, 2007                               2.50 to 1.00
       September 30, 2007                             2.50 to 1.00
December 31, 2007 and thereafter                      2.25 to 1.00

            7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

            (a) Indebtedness of any Loan Party pursuant to any Loan Document;

            (b) (i) Indebtedness of the Borrower owing to any Subsidiary and of any Wholly Owned Subsidiary Guarantor owing to the Borrower or any other Subsidiary, (ii) Indebtedness of any Subsidiary that is not a Loan Party owing to any Subsidiary that is not a Loan Party and (iii) Indebtedness of Subsidiaries that are not Loan Parties owing to Loan Parties to the extent permitted by Sections 7.8(i), (j) or (k);

            (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

            (d) Indebtedness outstanding or committed to on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof; provided that (i) any such refinancing of such Indebtedness shall occur within the one-year period prior to, or three-month period following, the maturity or initial call option date of the applicable Indebtedness and (ii) any new Indebtedness refinancing such Indebtedness (other than Excluded Refinanced Debt) (A) ranks pari passu with or is subordinated to the Indebtedness being refinanced, (B) does not exceed the principal amount of the Indebtedness being refinanced, (C) has a longer maturity and average life than the Indebtedness being refinanced and the Term Loans and (D) contains other customary limitations as reasonably required by the Administrative Agent; provided further that the amount of any such Indebtedness outstanding or committed to with respect to (1) Permitted Receivables Financings may be up to, but shall not exceed, the amounts set forth in the defined term "Permitted Receivables Financings" and (2) unsecured lines of credit for Foreign Subsidiaries shall not exceed $275,000,000;

            (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(k) in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding;

            (f) Indebtedness secured by all or a portion of the Collateral on a second priority basis in an aggregate principal amount not to exceed $500,000,000 at any one time outstanding; provided that (i) such Indebtedness has a longer maturity and average life than the Term Loans and, if such Indebtedness is incurred to refinance existing Indebtedness, such existing Indebtedness, (ii) the holder of such Indebtedness enters into an intercreditor agreement with the Administrative Agent reasonably satisfactory to the Required Lenders (which agreement shall in any event provide that the Obligations shall benefit from the Liens on all assets subject to the CNTA Exception in priority to the holders of such second priority Indebtedness, notwithstanding the relative order of incurrence of such Indebtedness) and (iii) such Indebtedness is subject to other customary limitations reasonably satisfactory to the Required Lenders;

            (g) unsecured Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $500,000,000 at any one time outstanding;

            (h) Indebtedness of a newly-acquired Subsidiary that is outstanding on the date such Subsidiary is acquired; provided that (A) any such Indebtedness was not created in contemplation of such purchase or other acquisition in contravention of this Section 7.2, (B) the amount of such Indebtedness is permitted under Section 7.8(h) and (C) if such Indebtedness is secured by a Lien permitted under Section 7.3(p), such Indebtedness shall not qualify for the CNTA Exception unless the total amount of Indebtedness that may be secured by assets subject to the CNTA Exception is not reduced by the acquisition of such Indebtedness (assuming that such Subsidiary was acquired as of the last day of the most recently ended fiscal year);

            (i) Indebtedness or other financings in respect of synthetic leases for, or other Indebtedness or other financings secured by, the Borrower's world headquarters located in Troy, Michigan and manufacturing facilities located in Gadsden, Alabama, Tuscaloosa, Alabama and Vienna Township, Ohio, not to exceed $140,000,000 in the aggregate, and any refinancings, refundings, renewals or extensions thereof; provided that any new Indebtedness or other financings refinancing such Indebtedness shall not cause the aggregate principal amount of all Indebtedness or other financings outstanding under this paragraph to exceed $140,000,000;

            (j) Non-Recourse Debt of Foreign Subsidiaries and JV Subsidiaries under overdraft facilities, bank cash management facilities and letters of credit issued in the ordinary course of business not to exceed $150,000,000 at any one time outstanding; and

            (k) additional Indebtedness of the Borrower or any of its Subsidiaries, whether secured or unsecured, in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $100,000,000 at any one time outstanding.

            7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

            (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, lessor's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) (i) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and (ii) with respect to Mortgaged Properties for which title insurance policies in favor of the Administrative Agent have been delivered, the Liens scheduled therein;

            (f) any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

            (g) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of consignments or operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

            (h) customary rights of setoff and similar Liens in favor of depositary institutions;

            (i) Liens for judgments that have not yet become an Event of Default under Section 8(h);

            (j) Liens in existence on the date hereof listed on Schedule 7.3(j), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

            (k) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

            (l) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 7.2(f); provided that (i) such Lien is provided to the holders of such Indebtedness on a second priority basis and shall be subject to an intercreditor agreement reasonably satisfactory to the Required Lenders and (ii) such Lien shall be granted solely on all or a portion of the Collateral;

            (m) Liens on the assets of Foreign Subsidiaries or JV Subsidiaries securing Indebtedness permitted under Section 7.2(j);

            (n) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 7.2(k); provided that (i) no Lien may be granted on the Collateral to secure such Indebtedness and (ii) the aggregate fair market value of the assets subject to such Liens shall be customary for asset-based financings;

            (o) Liens created pursuant to the Security Documents;

            (p) Liens upon any of the property and assets existing at the time such property or asset is purchased or otherwise acquired by the Borrower or any of its Subsidiaries; provided that any such Lien was not created in contemplation of such purchase or other acquisition and does not extend to or cover any property or assets other than the property or asset being so purchased or otherwise acquired and the products and proceeds thereof; and provided further that any Indebtedness or other obligations secured by such Liens shall otherwise be permitted under Section 7.2 or this Section 7.3; and provided further still that any such Lien shall not secure any Indebtedness that qualifies for the CNTA Exception unless the total amount of Indebtedness that may be secured by assets subject to the CNTA Exception is not reduced by the acquisition of such Indebtedness (assuming that the Subsidiary was acquired as of the last day of the most recently ended fiscal year);

            (q) Liens on the Borrower's world headquarters located in Troy, Michigan and manufacturing facilities located in Gadsden, Alabama, Tuscaloosa, Alabama and Vienna Township, Ohio, to secure Indebtedness and other financings permitted under Section 7.2(i);

            (r) Liens on accounts receivable and other related assets in connection with any Permitted Receivables Financing; and

            (s) the modification, replacement, extension or renewal of any Lien otherwise permitted under this Section 7.3 upon or in the same property and assets theretofore subject thereto; provided that no such extension, renewal or replacement shall extend to or cover any property or assets not theretofore subject to the Lien being extended, renewed or replaced and shall not secure any additional Indebtedness or other obligations other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien and (B) the proceeds and products thereof; and provided further that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of the Loan Documents.

            7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

            (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation and, if one of the Subsidiaries is a Wholly Owned Subsidiary Guarantor, the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

            (b) any Subsidiary of the Borrower that is not a Subsidiary Guarantor may be merged or consolidated with or into any other Subsidiary of the Borrower that is not a Subsidiary Guarantor; provided that if one Subsidiary to such merger or consolidation is a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

            (c) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Subsidiary Guarantor (upon voluntary liquidation or otherwise); provided that any such Disposition by a Wholly Owned Subsidiary Guarantor must be to another Wholly Owned Subsidiary Guarantor or the Borrower, (ii) to a Subsidiary that is not a Subsidiary Guarantor if the Subsidiary making the Disposition is not a Subsidiary Guarantor (and provided that any such Disposition by a Wholly Owned Subsidiary must be to a Wholly Owned Subsidiary and any such Disposition by a first-tier Foreign Subsidiary must be to a first-tier Foreign Subsidiary) or (iii)

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                                                                              56

      pursuant to a Disposition permitted by Section 7.5, and upon the occurrence of any of the foregoing events described in clauses (i), (ii), or (iii), the disposing Subsidiary may be dissolved; and

            (d) any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation.

            7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

            (a) the Disposition of obsolete or worn out property in the ordinary course of business;

            (b) the sale of inventory in the ordinary course of business;

            (c) Dispositions permitted by clauses (i) and (ii) of Section
      7.4(c);

            (d) the sale or other Disposition of assets in connection with the Battery Sale;

            (e) the sales or Dispositions of assets constituting all or a portion of the Automotive Holdings Group (but not including any related foreign assets except for de minimis foreign assets );

            (f) the contribution of assets (including Capital Stock) to Subsidiaries and joint ventures (including newly-formed joint ventures) to the extent the Investment in such Subsidiary or joint venture is permitted by Sections 7.8(g), 7.8(i) or 7.8(k);

            (g) the sale, issuance or contribution of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor or, in the case of a sale, issuance or contribution of Capital Stock of a Foreign Subsidiary that is not a first-tier Foreign Subsidiary, to any Wholly Owned Subsidiary;

            (h) the Disposition of other property (which may include sales of Automotive Holdings Group together with related foreign assets) having a fair market value not to exceed (i) $650,000,000 in the aggregate for the fiscal year ending December 31, 2005 and (ii) $500,000,000 for each fiscal year thereafter; provided that (A) each such Disposition shall be for fair market value and for consideration consisting of at least 75% cash or Cash Equivalents, and (B) the fair market value of assets that may be Disposed of in the fiscal year ending December 31, 2006 may be increased by an amount, not to exceed $150,000,000, equal to the difference between $650,000,000 and the fair market value of assets Disposed of in the fiscal year ending December 31, 2005;

            (i) Dispositions consisting of the transfer of rights in Intellectual Property to third parties in the ordinary course of business consistent with past practice;

            (j) Dispositions of accounts receivables and other related assets in connection with any Permitted Receivables Financing;

            (k) Dispositions described on Schedule 7.5(k); and

            (l) the Disposition of other property not otherwise expressly permitted by this Section (i) having a fair market value of less than $500,000 or (ii) having a fair market value of $500,000 or more, in which case such Dispositions shall not exceed $10,000,000 in the aggregate for any fiscal year of the Borrower.

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                                                                              57

            7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "Restricted Payments"), except that:

            (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary of the Borrower (with, in the case of a Subsidiary that is not a Wholly Owned Subsidiary, a corresponding and ratable Restricted Payment to the other holders of Capital Stock in such Subsidiary);

            (b) (i) during each fiscal year while the Borrower's Ratings are lower than BB+ with S&P or lower than Ba1 with Moody's, the Borrower may pay dividends in an aggregate amount not to exceed $100,000,000 and (ii) during each fiscal year while the Borrower's Ratings are at least BB+ with S&P and at least Ba1 with Moody's, the Borrower may make Restricted Payments in an aggregate amount not to exceed the greater of (A) $160,000,000 and (B) 15% of Consolidated Net Income for the immediately preceding fiscal year; provided that no Default or Event of Default will result solely from a decline in the Borrower's Ratings to below the levels specified in this clause (ii) so long as no further Restricted Payments are made pursuant to this Section 7.6(b) until such time as the Borrower again achieves the Ratings levels specified in this clause (ii) ; and

            (c) any JV Subsidiary may make Restricted Payments required to be made pursuant to the terms of the joint venture arrangements of holders of its Capital Stock in existence on the date hereof or subsequently entered into on customary terms consistent with past practice.

            7.7 Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $1,100,000,000 in any fiscal year; provided, that (a) any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (b) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (a) above.

            7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) investments in Cash Equivalents;

            (c) to the extent constituting Investments, any Indebtedness owed to a Group Member or any contribution of assets, issuance of Capital Stock or Disposition to a Group Member permitted to be made under Section 7.2, 7.4 or 7.5;

            (d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $25,000,000 at any one time outstanding;

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                                                                              58

            (e) Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

            (f) intercompany Investments by any Group Member in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor and intercompany Investments by any Foreign Subsidiary that is not a first-tier Foreign Subsidiary in any Wholly Owned Subsidiary;

            (g) contributions of assets by Subsidiaries of the Borrower that are not Subsidiary Guarantors to joint ventures; provided that the Consolidated EBITDA for the four fiscal quarters most recently ended attributable to all such assets so contributed does not exceed 15% of the Consolidated EBITDA of all Foreign Subsidiaries for such four fiscal quarters (it being understood that no Default or Event of Default will result from a breach of this clause solely by virtue of a decline in such Consolidated EBITDA following a contribution of assets otherwise in compliance with this Section 7.8(g) at the time such contribution was made); provided further that, unless otherwise consented to by the Required Lenders, to the extent any assets contributed by any Mexican Subsidiary to a joint venture constitute consigned inventory of the Borrower or any Subsidiary Guarantor, such consigned inventory shall be excluded from the calculation of the Borrowing Base;

            (h) acquisitions of all or substantially all of the Equity Interests in a Person, or of all or substantially all of the assets of a Person or constituting a business unit of a Person ("Acquisitions") not exceeding $200,000,000 (including the amount of any Indebtedness assumed in connection with such Acquisition) in the aggregate during the term of this Agreement if the Borrower's Ratings from S&P and Moody's are lower than BBB- and Baa3, respectively; provided that such aggregate amount shall be increased to $500,000,000 (including the amount of any Indebtedness assumed in connection with such Acquisition) if the Borrower's Ratings are raised to at least BBB- by S&P and at least Baa3 by Moody's; and provided, further, that no Default or Event of Default will result solely from a decline in the Borrower's Ratings to below the levels specified in the preceding proviso, so long as no further Acquisitions are made pursuant to this Section 7.8(h) until such time as the Borrower again achieves the Ratings levels specified in such proviso; and provided further still that an Acquisition by a Wholly Owned Subsidiary that is a Foreign Subsidiary of another Foreign Subsidiary shall not utilize the baskets set forth in this Section 7.8(h) if such Acquisition is for cash and the cash is ultimately received (whether or not directly from such Foreign Subsidiary) by a Loan Party as a result of a dividend or distribution promptly following such Acquisition;

            (i) Investments in Wholly-Owned Subsidiaries that are not Subsidiary Guarantors in an aggregate amount, net of the amount of the portion of the Investment Credit not applied to reduce the amount of Investments made pursuant to Section 7.8(k) below), at any time not exceeding 7.5% of Consolidated Net Tangible Assets as of the last day of the Borrower's most recent fiscal quarter;

            (j) Investments described on Schedule 7.8(j); and

            (k) other Investments not otherwise expressly permitted by this Section (including, without limitation, the contribution of assets by a Subsidiary Guarantor to a joint venture), in an aggregate amount, net of the amount of the portion of the Investment Credit not applied to reduce the amount of Investments made pursuant to Section 7.8(i), at any time not exceeding 7.5% of Consolidated Net Tangible Assets as of the last day of the Borrower's most recent fiscal quarter.
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                                                                              59

            7.9 Restrictions Relating to Existing Indentures. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the notes issued under the Existing Indentures, other than in connection with a refinancing thereof permitted by Section 7.2(d); (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Existing Indentures or the notes issued thereunder (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee); or (c) incur any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents and Indebtedness permitted under Sections 7.2(f) and 7.2(h)) which constitutes "Debt" as defined in the 1999 Indenture or incur obligations under Sale-Leaseback Transactions (other than Sale-Leaseback Transactions permitted pursuant to Section 7.11) which constitute "Attributable Debt" as defined in the 1999 Indenture, that, in either case, qualifies for the CNTA Exception.

            7.10 Transactions with Affiliates. Enter into any material transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than (i) the Borrower, (ii) any Wholly Owned Subsidiary Guarantor or (iii) so long as such transaction is on commercially reasonable terms consistent with past practice, any other Subsidiary of the Borrower pursuant to joint venture arrangements of such Subsidiary) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

            7.11 Sales and Leasebacks. Enter into any arrangement (a "Sale-Leaseback Transaction") with any Person providing for the leasing by any Group Member to a Person other than a Group Member (and, in the case of a Loan Party, to a Person other than a Loan Party) of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member, except for any Sale-Leaseback Transaction in which the lease entered into in connection therewith has a Remaining Present Value at the time it is entered into, together with the Remaining Present Value of other leases entered into after the Closing Date in connection with Sale-Leaseback Transactions, not exceeding $100,000,000 in the aggregate.

            7.12 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

            7.13 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

            7.14 Negative Pledge Clauses. Enter into or suffer to exist or become effective, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than:

            (a) any such agreement with or in favor of the Administrative Agent or the Lenders;

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                                                                              60

            (b) in connection with (i) any Liens permitted to be incurred under
      Section 7.3(j) or (p), (ii) any Indebtedness permitted to be incurred under Section 7.2(f), so long as such restriction is subject to intercreditor arrangements satisfactory to the Required Lenders and (iii) any Indebtedness permitted to be incurred under Section 7.2(h);

            (c) any such agreement prohibiting other encumbrances on specific property and assets of the Borrower or any of its Subsidiaries, which agreement secures the payment of Indebtedness incurred solely to acquire, construct or improve such property or assets or to finance the purchase price therefor (including, without limitation, Capitalized Lease Obligations) and which Indebtedness is otherwise permitted to be incurred under the terms of this Agreement;

            (d) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets;

            (e) any restriction imposed in respect of Non-Recourse Debt of a Subsidiary that is not a Loan Party to the extent such Indebtedness is permitted by the terms of this Agreement;

            (f) any restriction or encumbrance imposed pursuant to an agreement that has been entered into by the Borrower or any of its Subsidiaries for the disposition of any of its property or assets so long as such Disposition is otherwise permitted to be made under Section 7.5;

            (g) any such agreement imposed in connection with consignment agreements entered into in the ordinary course of business; and

            (h) restrictions imposed on JV Subsidiaries pursuant to the terms of the joint venture arrangements of holders of the Capital Stock of such JV Subsidiaries in existence on the date hereof or subsequently entered into on customary terms consistent with past practice.

            7.15 Clauses Restricting Subsidiary Distributions. Except in connection with joint venture arrangements in effect on the date hereof or entered into on customary terms consistent with past practice, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

                          SECTION 8. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

            (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

            (c) any Loan Party shall default in the observance or performance of any agreement contained in Section 6.2(e), clause (i) or (ii) of Section 6.4(a), Section 6.7(a) or Section 7 of this Agreement or Section 5.5 or
      Section 5.7(b) of the Guarantee and Collateral Agreement; or

            (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of the Borrower obtaining knowledge of such default or receipt of notice thereof from the Administrative Agent; or

            (e) any Material Group Member shall (i) default in making any required payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) beyond any applicable grace period; or (ii) default in making any required payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
      (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause
      (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds $50,000,000; or

            (f) (i) any Material Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Material Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Material Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 90 days; or (iii) there shall be commenced against any Material Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or (iv) any Material Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Material Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
      (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole reasonable judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

            (h) one or more judgments or decrees shall be entered against any Material Group Member involving a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of (i) of $40,000,000 or more in the case of any single judgment or decree or (ii) $100,000,000 or more in the aggregate, in the case of all such judgments and decrees, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

            (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

            (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert in writing; or

            (k) a Change of Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have

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                                                                              63

presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                      SECTION 9. THE ADMINISTRATIVE AGENT

            9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, the execution of intercreditor agreements in connection with transactions permitted under this Agreement (and each Lender hereby agrees to be bound by any such agreement). Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the

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                                                                              64

agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

            9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise),

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                                                                              65

prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

            9.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

            9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

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                                                                              66

            9.10 Syndication Agent. The Syndication Agent shall not have any duties or responsibilities hereunder in its capacity as such.

                           SECTION 10. MISCELLANEOUS

            10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, or amend, modify or waive any provision of Section 10.8, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 or Section 10.2 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release any significant Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders (other than as permitted by the Guarantee and Collateral Agreement);
(iv) amend, modify or waive any provision of Section 2.10 or 2.11 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby, (v) amend, modify or waive any provision of Section
2.17 without the written consent of all Lenders in respect of each Facility adversely affected thereby; (vi) reduce the amount of Net Cash Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement or lengthen the period of time described in the defined term "Reinvestment Prepayment Date" without the written consent of the Majority Facility Lenders with respect to each Facility; (vii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (viii) amend, modify or waive any provision of Section 5.2 without the written consent of the Majority Facility Lenders under the Revolving Facility, (ix) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent;
(x) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lenders; or (xi) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

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                                                                              67

            10.2 Additional Amendment Provisions. Notwithstanding anything to the contrary set forth herein, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (A) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (B) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders. Notwithstanding anything to the contrary set forth herein, any amendment, modification or waiver that would otherwise require the written consent of all Lenders or all Lenders under a Facility shall be permitted with the written consent of the Supermajority Lenders (and, in the case of any matter requiring the written consent of all Lenders under a Facility, the Supermajority Facility Lenders under such Facility), the Administrative Agent and the Borrower (and to the extent applicable, the Swingline Lenders and the Issuing Lenders) if
(1) each Lender who is entitled to consent to such amendment and who has not consented to such amendment, modification or waiver (each, a "Non-Consenting Lender") is replaced in accordance with the terms of Section 2.22 or (2) the Commitment of such Non-Consenting Lender is terminated upon the effectiveness of such amendment, modification or waiver and at the time such amendment, modification or waiver becomes effective, such Non-Consenting Lender receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

            10.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

            Borrower:                  Delphi Corporation
                                       5725 Delphi Drive
                                       Troy, MI  48098
                                       Attention: Treasurer
                                       Telecopy: 248-813-2649
                                       Telephone: 248-813-2592

                                       With a copy to:

                                       Assistant General Counsel, Commercial and
                                       Transactional
                                       Telecopy: 248-813-2491
                                       Telephone: 248-813-2492

            Administrative Agent:      JPMorgan Chase Bank, N.A.
                                       Agent Bank Services Group
                                       1111 Fannin, 10th Floor
                                       Houston, Texas 77002
                                       Attention: Khuyen Ta
                                       Telecopy: 713-750-2938
                                       Telephone: 713-750-3780

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                                                                              68

                                       With a copy to:

                                       JPMorgan Chase Bank, N.A.
                                       270 Park Avenue
                                       New York, New York 10017
                                       Attention: Vilma Francis
                                       Telecopy: 212-270-5484

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

            Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            10.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.5 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

            10.6 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arrangers for all their respective out-of-pocket costs and expenses incurred in connection with the development, preparation, syndication and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and the Arrangers and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents or in connection with any refinancing or restructuring of the credit arrangements under this Agreement in the nature of a "work-out" arising out of an Event of Default under Section 8(a) or pursuant to any insolvency or bankruptcy proceeding, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender, the Administrative Agent and the Arrangers harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or

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                                                                              69

determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent and the Arrangers and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee (and its respective officers, directors, employees, affiliates, agents and controlling persons). Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.6 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Treasurer (Telephone No. 248-813-2592) (Telecopy No. 248-813-2649), at the address of the Borrower set forth in Section 10.3, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.6 shall survive repayment of the Loans and all other amounts payable hereunder.

            10.7 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

                  (A) the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for (1) an assignment to a Lender or an affiliate of a Lender, (2) an assignment of all or any portion of a Term Loan to an Approved Fund (as defined below) or (3) if an Event of Default has occurred and is continuing, an assignment to any other Person;

                  (B) the Administrative Agent (such consent not to be
            unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an

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                                                                              70

            assignment of all or any portion of a Term Loan to a Lender, an affiliate of a Lender or an Approved Fund; and

                  (C) each Issuing Lender and each Swingline Lender (such
            consents, in each case, not to be unreasonably withheld or delayed), provided that no consent of the Issuing Lenders or the Swingline Lenders shall be required for an assignment of all or any portion of a Term Loan.

               (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender, an
            affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or, in the case of the Term Facility, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                  (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which shall in no event be for the account of the Borrower), provided that multiple contemporaneous assignments may be aggregated in respect of each Lender and its affiliates or Approved Funds, if any, to permit payment of a single fee; and

                  (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

            For the purposes of this Section 10.7, "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender or advises a Lender in a managerial capacity pursuant to formal arrangements with such Lender.

               (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.6). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.7 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

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                                                                              71

               (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"), which Register shall be made available by the Administrative Agent to any Lender upon such Lender's prior written request. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

               (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and
      2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8(b) as though it were a Lender, provided such Participant shall be subject to Section 10.8(a) as though it were a Lender.

               (ii) A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.19 unless such Participant complies with Section 2.19(d).

            (d) Any Lender may at any time (i) pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or (ii) transfer its rights to receive payments under this Agreement to one or more of its Affiliates, and this Section shall not apply to any such pledge or assignment of a security interest or such transfer of rights; provided that no such pledge or assignment of a security interest or transfer of rights shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee or such transferee for such Lender as a party hereto; provided further that no such transferee shall be entitled to receive any greater payment under
      Section 2.18, 2.19 or 2.20 than the applicable Lender would have been entitled to receive.

            (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

            (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.7(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

            10.8 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

            10.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

            10.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This Agreement amends and restates the Existing Credit Agreement and supersedes and replaces the terms thereof in their entirety.

            10.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            10.13 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

            10.14 Acknowledgements. The Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

            10.15 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take, and the Administrative Agent hereby agrees to take, any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraphs (b) and (c) below.

            (b) All collateral will be released at the Borrower's request upon the satisfaction of the following conditions: (i) the Borrower shall have received a Rating of BBB- by S&P or a Rating of Baa3 by Moody's and (ii) the Term Loans shall have been repaid in full (the date of such release, the "Release Date"). If, following the Release Date, the Borrower's Ratings shall cease to be at least BBB- by S&P or Baa3 by Moody's, the Borrower shall promptly, and in any event within 30 days, enter into documentation reasonably requested by the Administrative Agent so as to cause the Loans to be secured on the same basis as such Loans were secured prior to the Release Date.

            (c) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Swap Agreements or contingent obligations for which no demand has been made) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

            10.16 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of

Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

            10.17 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            10.18 USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

            10.19 Administrative Agent's Discretion in Dealing with Collateral. Notwithstanding anything to the contrary elsewhere in the Loan Documents, the Administrative Agent shall have full and complete authority and discretion (a) to determine the order in which it shall exercise remedies against any of the Collateral and (b) to alter the order set forth in any Security Document of the application to the Obligations of any proceeds realized upon the exercise of any such remedies in respect of the Collateral (including to provide for the holding of any such proceeds in any collateral account pending the consummation of any realization of or upon any other Collateral) as it shall determine, in each case with the objective of assuring that the ultimate realizations by the Lenders on account of all the Collateral are as ratable as is reasonably practicable.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              DELPHI CORPORATION

                              By: /s/ John D. Sheehan
                                  ---------------------------------------------
                                  Print Name: John D. Sheehan
                                              ----------------------------------
                                  Its: Acting Chief Financial Officer
                                       -----------------------------------------

                              JPMORGAN CHASE BANK, N.A. as
                                  Administrative Agent and as a Lender

                              By: /s/ Robert Anastasio
                                  ----------------------------------------------
                                  Name: Robert Anastasio
                                        ----------------------------------------
                                  Title: Vice President
                                         ---------------------------------------

                              CITICORP USA, INC., as
                                  Syndication Agent and as a Lender

                              By: /s/ Wayne Beckmann
                                  ---------------------------------------------
                                  Name: Wayne Beckmann
                                        ----------------------------------------
                                  Title: Vice President
                                         ---------------------------------------

                             DEUTSCHE BANK AG NEW YORK BRANCH, as
                              Co-Documentation Agent for the Revolving Facility, Documentation Agent for the Term Facility, and as a Lender

                               By: /s/ Marguerite Sutton
                                   ---------------------------------------------
                                   Name: Marguerite Sutton
                                         ---------------------------------------
                                   Title: Director
                                         ---------------------------------------

                               By: /s/ Scottye Lindsey
                                   ---------------------------------------------
                                   Name: Scottye Lindsey
                                         ---------------------------------------
                                   Title: Director
                                         ---------------------------------------

                               CREDIT SUISSE, Cayman Islands Branch, as
                               Co-Documentation Agent for the Revolving Facility and as a Lender

                               By: /s/ Mark Gleason
                                   ---------------------------------------------
                                   Name: Mark Gleason
                                         ---------------------------------------
                                   Title: Director
                                         ---------------------------------------

                               By: /s/Mikhail Faybusovich
                                   ---------------------------------------------
                                   Name: Mikhail Faybusovich
                                         ---------------------------------------
                                   Title: Associate
                                         ---------------------------------------

                       Signature Page to Credit Agreement

                              HSBC Bank USA, National Association as
                               Co-Documentation Agent for the Revolving Facility and as a Lender

                              By: /s/ Michael Cutlip
                                  ---------------------------------------------
                                  Name: Michael Cutlip
                                        ---------------------------------------
                                  Title: Managing Director
                                         --------------------------------------


                              Signature page for the 5-Year Third Amended
                               and Restated Credit Agreement, dated as of June 14, 2005 among Delphi Corporation and the lenders party thereto

                              [Name of Lender]

                              By:
                                  ---------------------------------------------
                                  Name:
                                        ---------------------------------------
                                  Title:
                                         --------------------------------------


                       Signature Page to Credit Agreement